UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2013

Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At its Annual Meeting of Shareholders held on May 2, 2013 (the “Annual Meeting”), the shareholders of Aastrom Biosciences, Inc. (the “Company”) voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on March 22, 2013: (i) to elect Robert L. Zerbe,  Ronald M. Cresswell, Alan L. Rubino, Nelson M. Sims, Dominick C. Colangelo and as directors of the Company to each serve for a one-year term expiring at the Company’s annual meeting of shareholders in 2014 and until his successor has been elected and qualified (“Proposal 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 (“Proposal 2”), and (iii) to approve on a non-binding, advisory basis, the compensation of our named executive officers (“Proposal 3”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.  Shareholders voted for directors as follows:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Robert L. Zerbe	5,165,816	724,930	28,030,342
Ronald M. Cresswell	5,176,819	713,927	28,030,342
Alan L. Rubino	5,160,038	730,708	28,030,342
Nelson M. Sims	5,165,135	725,611	28,030,342
Dominick C. Colangelo	5,159,263	731,483	28,030,342

The Company’s shareholders approved Proposal 2.  The votes cast at the Annual Meeting were as follows: 32,402,468 shares voted for, 1,324,640 shares voted against and 193,980 shares abstained from voting.

The Company’s shareholders approved Proposal 3.  The votes cast at the Annual Meeting were as follows: 4,745,696 shares voted for, 896,110 shares voted against and 248,940 shares abstained from voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: May 3, 2013	By:	/s/ DOMINICK C. COLANGELO
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President